Exhibit 10.1

AMENDMENT NO. 2 TO AGREEMENT

This Amendment No. 2 to Agreement (this "Amendment") is made and entered into as of May 16, 2007, by and among Acxiom Corporation (the "Company" or “Acxiom”), on the one hand, and VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC (collectively, the “ValueAct Group"), on the other hand. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

A.       The ValueAct Group and the Company are parties to that certain Agreement dated August 5, 2006, as amended by Amendment No. 1 on August 5, 2006 (the “Agreement”).

B.           Concurrently with the execution of this Agreement, the Company, Axio Holdings LLC, a Delaware limited liability company (“Newco”) and Axio Acquisition Corp., a Delaware corporation are entering into an Agreement and Plan of Merger Agreement (as it may be amended or supplemented from time to time, the “Merger Agreement”) and the Voting Agreement attached as Exhibit B thereto (the “Voting Agreement”).

C.	The ValueAct Group is an affiliate of Newco.

D.           The ValueAct Group and the Company desire to amend the Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Amendment to Section 7 of the Agreement. Section 7 of the Agreement is hereby amended by adding the following language at the end thereof:

“The Company and the ValueAct Group hereby agree that notwithstanding the foregoing, Axio Holdings LLC, a Delaware limited liability company (“Newco”) and an affiliate of the ValueAct Group, may enter into that certain Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”) by and among the Company, Newco and Axio Acquisition Corp., a Delaware corporation, and all exhibits attached thereto, including the Voting Agreement, attached as Exhibit B thereto (the “Voting Agreement”), copies of which are attached hereto as Exhibit A, and to consummate the transactions contemplated thereby, in compliance with the terms and conditions set forth in the Merger Agreement and the Voting Agreement, as applicable.”

2.            Effect on Agreement. The Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement, as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

ACXIOM CORPORATION

By: /s/ Jerry C. Jones
Name: Jerry C. Jones
Title: Vice President

VA PARTNERS, LLC

By:	/s/ Jeffrey W. Ubben
Name: Jeffrey W. Ubben
Title:	Managing Member

VALUEACT CAPITAL MASTER FUND, L.P.

By:	/s/ Jeffrey W. Ubben
Name: Jeffrey W. Ubben
Title:	Managing Member

VALUEACT CAPITAL MANAGEMENT, L.P.

By:	/s/ Jeffrey W. Ubben
Name: Jeffrey W. Ubben
Title:	Managing Member

VALUEACT CAPITAL MANAGEMENT, LLC

By:	/s/ Jeffrey W. Ubben
Name: Jeffrey W. Ubben
Title:	Managing Member

[SIGNATURE PAGE TO AMENDMENT]